Exhibit (b)(iii)

VERONA PHARMA PLC

May 12, 2021

Citibank, N.A. – ADR Department

388 Greenwich Street

New York, NY 10013

Attn: Ryan Everett

Program ADSs (CUSIP No.: 925050106)

Ladies and Gentlemen:

Reference is made to the Deposit Agreement, dated as of May 2, 2017, as amended and supplemented from time to time (the “Deposit Agreement”), by and among Verona Pharma plc, a public limited company incorporated under the laws of England and Wales, and its successors (the “Company”), Citibank, N.A., a national banking association (“Citibank”) organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement.

The Company has, upon the terms set forth in the Open Market Sale Agreement, dated March 19, 2021 (the “Sales Agreement”), between the Company and Jefferies LLC (the “Agent”), agreed to issue and sell through Agent, acting as agent and/or principal, ADSs (the “Program ADSs”), each Program ADS representing eight (8) fully paid Shares, with such Program ADSs having an aggregate offering price of up to U.S. $100,000,000 (the “Program Offer”). The Program Offer of Program ADSs through Agent will be made pursuant to a shelf registration statement on Form S-3 (File No.: 333-254530) (the “Registration Statement”) filed on March 19, 2021, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and declared effective on or prior to the date hereof by the Securities and Exchange Commission (the “Commission”), which Registration Statement includes (i) a base prospectus, relating to certain securities to be offered from time to time by the Company, and (ii) a prospectus supplement (the “Prospectus”), specifically relating to the Program ADSs, to the base prospectus.

Following the deposit from time to time of Shares by the Company in accordance with the Deposit Agreement and as contemplated in the Sales Agreement, each Program ADS will be issuable at the instruction, and deliverable at the direction, of Agent and the Company in accordance with the terms and conditions of the Sales Agreement.

This letter agreement (this “Letter Agreement”) will confirm our understanding and agreement as follows:

1.                  Deposit of Shares. The Company and the Depositary hereby agree that the Shares underlying the Program ADSs, to be delivered upon the sale of Program ADSs (each, a “Program Sale”) following the delivery of an Issuance Notice, as such term is defined in the Sales Agreement, shall be deposited by, or on behalf of, the Company with the Custodian under the Deposit Agreement, in accordance with the terms hereof and thereof. The Company hereby confirms that at the time of delivery to the Custodian (x) the Shares to be deposited with the Custodian upon a Program Sale of Program ADSs (i) will have been duly authorized and will be validly allotted and issued, fully paid, and therefore not subject to any call for the payment of further capital, (ii) will rank pari passu in all respects, and therefore will be fully fungible with the Shares then on deposit with the Custodian under the Deposit Agreement, (iii) will be legally issued to, and deposited with, the Custodian and will not be stripped of any rights or entitlements by the Company prior to or upon deposit with the Custodian, (iv) will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, including, without limitation, any claim related to liabilities arising from the imposition of UK stamp duty or stamp duty reserve tax, and (y) there will be no pre-emptive rights (and any similar rights) with respect to the Shares to be deposited with the Custodian upon a Program Sale that have not been disapplied, waived, exercised or lapsed.

2.                  Issuance and Delivery of Program ADSs upon a Program Sale. The Company hereby instructs the Depositary to issue and deliver Program ADSs against the deposit of Shares by, or on behalf of, the Company upon the execution of a Program Sale, subject to compliance with the terms and conditions of the Deposit Agreement and this Letter Agreement, including without limitation, the receipt by the Custodian or on behalf of the Depositary of the applicable Shares and the receipt, by the Depositary, of the corresponding fees. The Depositary hereby agrees to issue Program ADSs representing the right to receive such Shares in accordance with the Deposit Agreement upon receipt of (i) the opinions referred to in Section 4 of this Letter Agreement at each of the times of delivery set forth in Section 4 of this Letter Agreement, (ii) confirmation of deposit of the applicable Shares by, or on behalf of, the Company, (iii) the corresponding fees referred to in Section 6 of this Letter Agreement, and (iv) a Program Issuance and Delivery Instruction for each Program Sale, in the form annexed hereto as Exhibit A.

3.                  Representations and Warranties. The Company hereby represents and warrants to the Depositary that (i) the terms of the Sales Agreement provide that the Program ADSs, when issued and delivered against payment therefor, will be freely transferable by Agent and the initial purchasers thereof; and there are no legal restrictions on subsequent transfers of the Program ADSs under the laws of England and Wales or the United States, (ii) it will cause the Shares underlying the Program ADSs deliverable upon a Program Sale to be deposited with the Custodian or on behalf of the Depositary and shall authorize and instruct, together with Agent, the Depositary to issue the Program ADSs in accordance with the Deposit Agreement and the terms of this Letter Agreement, and (iii) no stamp taxes (including any UK stamp duty or stamp duty reserve taxes) are applicable to, or payable in connection with, the initial issuance of the Shares by the Company or the initial deposit of the Shares by or on behalf of the Company with the Custodian or on behalf of the Depositary, in each case, against the issuance and delivery of Program ADSs from time to time as contemplated in this Letter Agreement.

4.                  Opinions and Certificates. In furtherance of the foregoing, the Company shall, (i) at the time of execution of this Letter Agreement, provide the Depositary with (x) an opinion of its English counsel (its “English Counsel”) to the Depositary which addresses that subject to customary and appropriate, assumptions, qualifications and limitations, (a) the execution, delivery and performance of this Letter Agreement have been authorized by and on behalf of the Company and, upon the execution and unconditional delivery of this Letter Agreement by a director or other authorized person for and on behalf of the Company, this Letter Agreement will have been duly executed on behalf of the Company, and (b) the execution and delivery of this Letter Agreement by the Company and the performance by the Company of its obligations under this Letter Agreement do not and will not contravene or conflict with any laws of England and Wales normally applicable to transactions of the type contemplated by this Letter Agreement; (y) an opinion of its U.S. counsel (its “U.S. Counsel”) to the Depositary which addresses, that subject to customary and appropriate assumptions, qualifications and limitations, (a) assuming its due authorization, execution and delivery, this Letter Agreement is valid, binding and enforceable against the Company under the laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (b) the Registration Statement at March 29, 2021 including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; and (z) a certificate signed by the corporate secretary of the Company certifying that this Letter Agreement has been executed and delivered by an executive officer for and on behalf of the Company, and (ii) concurrently with each Program Sale, (x) an opinion of its English Counsel to the Depositary which addresses that subject to customary and appropriate assumptions, qualifications and limitations, (a) no authorizations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in England and Wales in connection with the issuance and deposit of the Shares issuable upon a Program Sale, and the exercise by the Company of its rights and the performance of its obligations under this Letter Agreement, and (b) when Shares underlying any Program ADSs deliverable upon a Program Sale are issued and allotted in accordance with the terms of this Letter Agreement, the directors of the Company will have been duly and validly authorized to allot such Shares by the Company’s shareholders and such Shares will be validly issued fully paid and rank pari passu and be fully fungible with the other issued ordinary shares, nominal value £0.05 per share, then held by the Custodian on behalf of the Depositary and underlying the ADSs then outstanding; and (y) an opinion of its U.S. Counsel to the Depositary which addresses, that subject to customary and appropriate assumptions, qualifications and limitations, at the time of delivery of each such opinion, the Registration Statement has become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated.

5.                  Indemnification. In the event stamp duty (including any UK Stamp Duty Reserve Tax (“SDRT”)) is applicable to, or payable on, the issuance and deposit of Shares or issuance of Program ADSs in connection with a Program Sale, the Company hereby indemnifies the Depositary and the Custodian for, and holds the Depositary and the Custodian harmless against, all losses, liabilities, taxes, charges or expenses (including reasonable legal fees and disbursements), penalties and taxes incurred by the Depositary and/or by the Custodian or to which the Depositary and/or the Custodian may become subject to and arising directly or indirectly from the failure by any person to pay (or discharge) any applicable stamp duty, SDRT, or any other similar duty or tax on the issuance and deposit of Shares or issuance of Program ADSs, in connection with any Program Sale save to the extent that such losses, liabilities, taxes, charges or expenses are due to the negligence or bad faith of the Custodian or the Depositary.

6.                  Fees. The Company and the Depositary agree that the Company shall pay the Depositary a depositary fee of US$0.05 per Program ADS issued upon a Program Sale (the “Fees”).

7.                  Fractional Shares and Program ADSs. Notwithstanding anything to the contrary in the Deposit Agreement, the Company will not deliver to the Depositary or the Custodian in connection with the issuance of Program ADSs upon a Program Sale, and the Depositary shall not be required to accept, under any circumstances (a) any fraction of a Share, nor (b) a number of Shares which upon application of the ADS-to-Share ratio would give rise to a fraction of a Program ADS.

8.                  F-6 Registration Statement. The Depositary and the Company hereto confirm that a signed conformed copy of this Letter Agreement shall be filed as an exhibit to the next Registration Statement on Form F-6 (or next amendment to any existing Registration Statement on Form F-6 currently on file) that may be filed in respect of the ADSs.

9.                  Miscellaneous.

(a)       The Company and the Depositary each hereby acknowledges and agrees that its indemnification obligations contained in Section 5.8 of the Deposit Agreement shall, to the extent not unlawful, apply to all of the terms, conditions, obligations and performances under this Letter Agreement as if they were set forth in the Deposit Agreement.

(b)       The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Letter Agreement and to effectuate the purpose and intent hereof.

(c)       This Letter Agreement shall be interpreted and all rights hereunder and the provisions hereof shall be governed by the laws of the State of New York.

(d)       This Letter Agreement shall be binding upon the parties hereto, and their respective legal successors and permanent assigns.

(e)       This Letter Agreement may not be modified or amended except by a writing signed by both parties hereto.

(f)       This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

VERONA PHARMA PLC

By: /s/ Claire Poll
Name: Claire Poll
Title: General Counsel

Accepted and Agreed
as of the date first written above

CITIBANK, N.A., as Depositary

By: /s/ Leslie DeLuca
Name: Leslie DeLuca
Title: Attorney-in-Fact

[Signature Page to Letter Agreement]

EXHIBIT A

to

Letter Agreement, dated as of May 12, 2021

(the “Letter Agreement”), by and between

VERONA PHARMA PLC

and

CITIBANK, N.A.

_____________________

Program Issuance and Delivery Instruction

_____________________

[DATE]

Citibank, N.A., as Depositary
388 Greenwich Street
New York, New York 10013
Attn.: Mr. Ryan Everett (ryan.everett@citi.com)
           Mr. Keith Galfo (keith.galfo@citi.com)
           Mr. Leslie Deluca (leslie.deluca@citi.com)

           Mr. Joseph Connor (joseph.connor@citi.com)

           Mr. Niccolò Cominacini (niccolo.cominacini@citi.com)

           DR Broker Services (drbrokerservices@citi.com)

With a copy simultaneously delivered to:

Citibank, N.A., London Branch
25 Canada Square
Canary Wharf
London E14 5LB, England
Attn.: UK Custody Settlements

           Custody Team (uksettlements@citi.com)

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, New York 10036

Attn: Jean-Claude Lanza (jlanza@pbwt.com)

           Daniel Graf (dgraf@pbwt.com)

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116

Attn: Jennifer Yoon (jennifer.yoon@lw.com)

           Christopher Lloyd (christopher.lloyd@lw.com)

           Haya Aftab (haya.aftab@lw.com)

           Karen Pitzi (karen.pitzi@lw.com)

Verona Pharma plc - CUSIP No.: 925050106 (ATM Settlement Date - [●][●], 202[●])

Dear Sirs:

Reference is hereby made to (i) the Deposit Agreement, dated as of May 2, 2017, as amended and supplemented from time to time (the “Deposit Agreement”), by and among Verona Pharma plc, a public limited company incorporated under the laws of England and Wales, and its successors (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) the Letter Agreement, dated as of May 12, 2021 (the “Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

A-1

In accordance with the terms and subject to the limitations set forth in the Deposit Agreement as supplemented by the Letter Agreement and promptly following the Depositary’s receipt of confirmation from the Custodian that the Custodian has received a deposit of the number of Shares specified below from, or on behalf of, the Company in connection with a Program Sale, Jefferies LLC, as Agent, and the Company hereby jointly instruct the Depositary, and the Depositary hereby agrees

(i) to promptly accept for deposit the number of Shares and issue the number of Program ADSs in each case as specified below:

Number of Shares deposited in connection with Program Sale(s):	____________ Shares
Number of Program ADSs (CUSIP No.: 925050106; each Program ADS representing eight (8) Shares) to be issued in connection with Program Sale(s):	____________ Program ADSs
Price per Program ADS sold in the Program Sale(s):	$ ____________
Total value of Program ADSs sold	$ ____________
Settlement Date	[●] [●], 202[●]

and (ii) to promptly deliver such Program ADSs, as follows:

Name of DTC Participant to which the Program ADSs are to be delivered:
DTC Participant Account No.:	_____________________________
Account No. for recipient of Program ADSs at DTC Participant (f/b/o information):	_____________________________
Name on whose behalf the above number of Program ADSs are to be issued and delivered:	_____________________________
Contact person at DTC Participant:	_____________________________
Daytime telephone number of contact person at DTC Participant:	_____________________________

A-2

The Company hereby (i) confirms that no stamp duty (including any UK stamp duty or stamp duty reserve taxes) are applicable to, or payable in connection with, the initial issuance of the Shares or the initial deposit of the Shares by the Company with the Custodian against issuance of the Program ADSs, and (ii) certifies that (A) the Registration Statement (as defined in the Letter Agreement) is effective under the Securities Act and (B) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Securities and Exchange Commission.

The Company hereby indemnifies the Depositary and the Custodian for, and holds the Depositary and the Custodian harmless against, all losses, liabilities, taxes, charges or expenses (including reasonable legal fees and disbursements), penalties and taxes incurred by the Depositary and/or by the Custodian or to which the Depositary and/or the Custodian may become subject to and arising directly or indirectly from the failure by any person to pay (or discharge) any applicable stamp duty, stamp duty reserve tax, or any other similar duty or tax in connection with the initial issuance of the Shares and the Program ADSs save to the extent that such losses, liabilities, taxes, charges or expenses are due to the negligence or bad faith of the Custodian or the Depositary.

JEFFERIES LLC By: __________________________ Name: Title:	VERONA PHARMA PLC By: __________________________ Name: Title:

A-3